UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
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MEADE INSTRUMENTS CORP.

(Name of Registrant as Specified In Its Charter)

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June 15, 2011

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Meade Instruments Corp. (the “Company”) to be held on July 21, 2011. The Company sincerely hopes you will be able to attend the meeting, which will be held at the Company’s Headquarters at 27 Hubble, Irvine, CA 92618, beginning at 10:00 a.m., local time.

Important information about the matters to be acted upon at the meeting is included in the accompanying notice and proxy statement.

The members of the Board of Directors and management look forward to personally greeting as many stockholders as possible at the Annual Meeting. However, whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented.

Although you presently may plan to attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card. If you do attend the Annual Meeting and wish to vote in person, you may revoke your proxy at that time.

Sincerely,

Steven G. Murdock
Chief Executive Officer

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL 1
CORPORATE GOVERNANCE
PROPOSAL 2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
OUTSTANDING EQUITY AWARDS AT FISCAL 2011 YEAR-END
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT ON FORM 10-K
OTHER MATTERS

MEADE INSTRUMENTS CORP.
27 Hubble
Irvine, California 92618

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on July 21, 2011

The Annual Meeting of Stockholders of Meade Instruments Corp., a Delaware corporation (“Meade” or the “Company”), will be held at the Company’s Headquarters at 27 Hubble, Irvine, CA 92618, beginning at 10:00 a.m., local time, on July 21, 2011 for the following purposes:

(1) To elect Paul D. Sonkin, Steven G. Murdock, Frederick H. Schneider, Jr., Timothy C. McQuay and Michael R. Haynes to the Board of Directors for a one-year term expiring at the 2012 Annual Meeting of Stockholders;

(2) To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 29, 2012; and

(3) To transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

Shares represented by properly executed proxies will be voted in accordance with the specifications therein. It is the intention of the Board of Directors that shares represented by proxies, which are not limited to the contrary, will be voted for proposals (1) and (2) above.

The Board of Directors has fixed June 3, 2011 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the office of the Secretary of the Company, at 27 Hubble, Irvine, California 92618, during the ten-day period preceding the Annual Meeting.

By Order of the Board of Directors

John A. Elwood
Senior Vice President of Finance & Administration and Chief Financial Officer

Irvine, California
June 15, 2011

YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD AND DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, THE COMPANY ASKS YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

MEADE INSTRUMENTS CORP.
27 Hubble
Irvine, California 92618

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1. Q:	Why am I receiving this Proxy Statement and the other enclosed materials?

A:	The accompanying proxy is being solicited by the Board of Directors (the “Board”) of Meade Instruments Corp. (“Meade” or the “Company”) for use at the Company’s Annual Meeting of Stockholders to be held on July 21, 2011 (the “Annual Meeting” or “2011 Annual Meeting”), at 10:00 a.m. local time, at the Company’s Headquarters at 27 Hubble, Irvine, CA 92618, and at any adjournment thereof. A proxy is a legal designation of another person to vote the stock you own. This Proxy Statement and the accompanying proxy are intended to be mailed to stockholders on or about June 20, 2011.

2. Q:	Who is entitled to vote at the 2011 Annual Meeting?

A:	The Board set June 3, 2011 as the record date for the Annual Meeting. All stockholders who owned Meade Common Stock on June 3, 2011 are entitled to vote. On June 3, 2011, there were 1,167,267 shares of Meade Common Stock outstanding. On each proposal considered at the Annual Meeting, stockholders will be entitled to cast one vote for each share held of record on June 3, 2011.

3. Q:	Does the information in this Proxy Statement reflect the effects of Meade’s Reverse Stock Split?

A:	Yes. The beneficial ownership, director compensation and executive compensation information presented in this Proxy Statement reflects the effects, where indicated, of the one-for-twenty reverse stock split of Meade Common Stock that became effective on August 7, 2009 (the “Reverse Stock Split”).

4. Q:	What proposals will be voted on at the 2011 Annual Meeting?

A:	(1) The election of Paul D. Sonkin, Steven G. Murdock, Frederick H. Schneider, Jr., Timothy C. McQuay and Michael R. Haynes to the Board of Directors for a one-year term expiring at the 2012 Annual Meeting of Stockholders;

(2)	The ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 29, 2012; and

(3)	The transaction of such other business as may properly come before the 2011 Annual Meeting and at any adjournment thereof.

5. Q:	How does the Board recommend I vote my shares?

A:	The Board recommends that you vote your shares “FOR” the nominees to the Board of Directors, and “FOR” the ratification of the appointment of the independent registered public accounting firm.

6. Q:	How are votes counted?

A:	The results of votes cast by proxy are tabulated and certified by the Company’s transfer agent, ComputerShare Trust Company, N.A. Then, votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Annual Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a “quorum,” that is, a majority of the holders of the outstanding shares entitled to vote.

7. Q.	How will my proxy be voted?

A.	If your proxy in the accompanying form is properly executed, returned to and received by us prior to the meeting and is not revoked, it will be voted in accordance with your instructions. If you return your signed proxy but do not mark the boxes to show how you wish to vote on one or more of the proposals, the shares for which you have given your proxy will, in the absence of your instructions, be voted “FOR” proposals (1) and (2) above.

8. Q:	What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

A:	Those terms refer to the following. You are a:

“Stockholder of record” if your shares are registered directly in your name with the Company’s transfer agent, ComputerShare Trust Company, N.A. You are considered, with respect to those shares, to be the stockholder of record, and these proxy materials have been sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy to us or to vote in person at the Annual Meeting. The Company has enclosed a proxy card for you to use.

“Beneficial owner” if your shares are held in a stock brokerage account, including an Individual Retirement Account, or by a bank or other nominee. You are considered to be the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares (your broker or nominee has enclosed a voting instruction card for you to use) and you are invited to attend the Annual Meeting.

9. Q:	What are “broker non-votes”?

A:	If you are a beneficial owner and you do not provide the stockholder of record with voting instructions for a particular proposal, your shares may constitute “broker non-votes” with respect to that proposal. Brokers that hold shares of the Company’s Common Stock for a beneficial owner typically have authority to vote for on “routine” proposals when they have not received instructions from the beneficial owner in advance of the Annual Meeting. “Broker non-votes” are shares held by a broker or nominee with respect to which the broker or nominee does not have discretionary power to vote on a particular proposal or with respect to which instructions were never received from the beneficial owner. Shares which constitute broker non-votes with respect to a particular proposal will not be considered present and entitled to vote on that proposal at the Annual Meeting, even though the same shares will be considered present for quorum purposes and may be entitled to vote on other proposals.

10. Q:	How do I vote?

A:	You can vote either by completing, signing and dating the proxy card you received with this Proxy Statement and returning it in the envelope provided or, by attending the Annual Meeting and voting in person if you are a stockholder of record. If you are a beneficial owner of your shares, then you must bring to the Annual Meeting a copy of a brokerage statement reflecting your stock ownership as of June 3, 2011. Regardless of how you own your shares, you must also bring appropriate positive identification, in order to vote at the Annual Meeting.

Once you have submitted your proxy card, you have the right to revoke your proxy at any time before it is voted by:

(1)	Notifying the Corporate Secretary in writing at 27 Hubble, Irvine, California 92618, the principal executive office of the Company;

(2)	Returning a later-dated proxy card; or

(3)	Attending the Annual Meeting and voting in person (upon showing proper evidence of your ownership of your shares).

11. Q:	What is the voting requirement to approve each of the proposals?

A:	In order to hold a valid meeting, a quorum must be present or represented by proxy at the Annual Meeting. As explained above, abstentions and broker non-votes will be counted as present for quorum purposes. Once a quorum is established, each proposal has specific voting requirements as follows:

Proposal 1.  For the purpose of electing the directors, you may give each candidate one vote for each share you hold. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. Votes cast against a candidate or votes withheld will have no legal effect. In addition, abstentions or broker non-votes will not affect the amount of votes cast for a candidate. Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated on the accompanying proxy card. Stockholders do not have the right to cumulate votes in the election of directors.

Proposal 2.  For the purpose of ratifying the appointment of Moss Adams LLP, ratification requires the affirmative vote of the majority of the votes present or represented by proxy at the Annual Meeting and entitled to vote on this proposal at the Annual Meeting. Abstentions with respect to this proposal will have the same effect as negative votes. Broker non-votes as to this proposal, however, will not be counted as votes for or against such proposal, and will not be included in calculating the number of votes necessary for ratification of this proposal.

12. Q:	What happens if additional matters (other than the proposals described in this Proxy Statement) are presented at the Annual Meeting?

A:	The Board is not presently aware of any additional matters to be presented for a vote at the Annual Meeting; however, if any additional matters are properly presented at the Annual Meeting, your signed proxy card gives authority to each of Steven G. Murdock and John A. Elwood, or if both become unavailable, to an alternate to be determined by the Board, to act as the proxy designated for the Annual Meeting, to vote on those matters in his discretion.

13. Q:	Who pays for the cost of soliciting proxies?

A:	The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 21, 2011:

Copies of the Notice of Meeting, this Proxy Statement, the form of Proxy and the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2011 are available at http://www.meade.com/2011proxymaterials. Stockholders wishing to attend the annual meeting in person may obtain directions by contacting the Company at (949) 451-1450 extension 6295.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Bylaws provide that the authorized number of directors of the Company shall not be less than three nor more than fifteen, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the directors then in office. The authorized number of directors of the Company is currently set at five directors. All of the directors were previously elected to their present terms of office by the stockholders of the Company at the Company’s 2010 Annual Meeting. At the 2011 Annual Meeting, all of the current directors have been nominated for election to the Board of Directors, each for a one-year term or until election and qualification of their successors.

The accompanying proxy solicited by the Board of Directors will be voted for the election of the nominees named below, each for a one-year term or until election and qualification of their successors, unless the proxy card is marked to withhold authority to vote for such nominees.

Nominees for the Board of Directors

The following nominees for election at the 2011 Annual Meeting have been nominated by the Board based on the recommendation of the Company’s Nominating and Governance Committee. The information set forth below includes, with respect to each nominee, his age as of June 1, 2011, principal occupation and employment during the past five years, the year in which he first became a director of the Company, and directorships held by each nominee at other public companies during the past five years. In addition to the information presented below regarding each nominee’s specific experience and qualifications that led the Board to conclude that he should serve as a director, the Board believes that each of the director nominees has demonstrated the ability to make independent, analytical inquiries; experience with and understanding of the business environment; and willingness and ability to devote adequate time to Board duties.

			First Elected/Appointed
Name	Position(s) with the Company	Age	as a Director

Timothy C. McQuay(1)(2)(3)	Chairman of the Board, Chairman of the Nominating and Governance Committee and Director	59	1997
Paul D. Sonkin(2)(3)	Chairman of the Compensation Committee and Director	43	2006
Frederick H. Schneider, Jr.(1)(2)(3)	Chairman of the Audit Committee and Director	55	2004
Steven G. Murdock	Director and Chief Executive Officer	59	1996
Michael R. Haynes(1)	Director	60	2009

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Governance Committee

Business Experience and Qualifications of Nominees for Reelection to the Board of Directors

Name	Business Experience and Directorships

Steven G. Murdock	Steven G. Murdock has been the Company’s Chief Executive Officer since February 2009. From May 2006 to February 2009, he was a consultant. Previously, he served as the Company’s Chief Executive Officer from June 2003 to May 2006 and as its President and Chief Operating Officer from October 1990 to June 2003. From May 1980 to October 1990, Mr. Murdock served as the Company’s Vice President of Optics. From November 1968 to May 1980, Mr. Murdock worked as the optical manager for Coulter Optical, Inc., an optics manufacturer. Mr. Murdock received a BS degree in business administration from California State University at Northridge. Mr. Murdock’s qualifications to serve on the Board include, among others: (i) he is the Company’s Chief Executive Officer and has been with the Company for over 30 years; and (ii) his role and his experience enable him (A) to bring invaluable operational and financial perspectives to the Board; and (B) to continually educate and advise the Board on the Company’s industry and related, issues and challenges.

Paul D. Sonkin	Paul D. Sonkin has served as the Chief Investment Officer to Hummingbird Value Fund, L.P., a Delaware limited partnership, since its inception in December 1999, and to Tarsier Nanocap Value Fund, LP, since its inception in June 2005. Since January 1998, Mr. Sonkin has served as an adjunct professor at Columbia University Graduate School of Business, where he teaches courses on securities analysis and value investing. From May 1998 to May 1999, Mr. Sonkin was a senior analyst at First Manhattan & Co., a firm that specializes in mid and large cap value investing. From May 1995 to May 1998 Mr. Sonkin was an analyst and portfolio manager at Royce & Associates, which practices small and micro cap value investing. Mr. Sonkin is a member of the Board of Directors of QueryObject Systems Corp., and he was a member of the Board of Directors of Conihasset Capital Partners, Inc. from 2007 to 2009, Mr. Sonkin received an MBA from Columbia University and a BA degree in Economics from Adelphi University. Mr. Sonkin’s qualifications to serve on the Board include, among others, his extensive business and financial experience, together with his being a significant stockholder of the Company through his management of the Hummingbird funds.

Timothy C. McQuay	Timothy C. McQuay has served as Managing Director of B. Riley & Co., an investment banking firm, since September 2008. Previously, he served as a Managing Director — Investment Banking at A.G. Edwards & Sons, Inc. from August 1997 to December 3, 2007. From May 1995 to August 1997, Mr. McQuay was a Partner at Crowell, Weedon & Co. and from October 1994 to August 1997 he also served as Managing Director of Corporate Finance. From May 1993 to October 1994, Mr. McQuay served as Vice President, Corporate Development with Kerr Group, Inc., a New York Stock Exchange listed plastics manufacturing company. From May 1990 to May 1993, Mr. McQuay served as Managing Director of Merchant Banking with Union Bank. Mr. McQuay received an AB degree in economics from Princeton University and a MBA degree in finance from the University of California at Los Angeles. He also serves as the Chairman of the Board of Directors of BSD Medical, Inc. Mr. McQuay’s qualifications to serve on the Board include, among others, his extensive business and financial experience, his public company board and investment banking experience, his knowledge of the Company and his service as a director of the Company for over 14 years.

Name	Business Experience and Directorships

Frederick H. Schneider, Jr.	Frederick H. Schneider, Jr. has served as Chief Executive Officer of ABP Arrowhead LLC, a manufacturer of plumbing and irrigation products since March 2010. Previously, he served as the Chief Financial Officer and as a director of Skechers USA, Inc. from 2006 to 2010. From 2004 to 2005, he served as Senior Managing Director of Pasadena Capital Partners, LLC, a private equity investment firm. Prior to working at Pasadena Capital Partners, LLC, Mr. Schneider was an independent private equity investor and consultant. From September 1994 to January 1998, he served as Chief Financial Officer and Principal of Leonard Green & Partners, L.P., a merchant banking firm. From June 1978 to September 1994, he was employed by KPMG Peat Marwick, including five years as an Audit and Due Diligence Partner. Mr. Schneider received a BA degree in accounting and management from Ambassador College. He served as a member of the Board of Directors of Sport Chalet, Inc. from May 2000 until July of 2010. Mr. Schneider’s qualifications to serve on the Board include, among others, his corporate financial expertise gained through his service as CFO and a board member of a public company in a consumer product field and as a partner of a large public accounting firm.

Michael R. Haynes	Michael R. Haynes has served as the Chief Executive Officer of American Precious Metals Exchange, Inc., a privately held Internet based distributor of precious metals, since 2010. From 2009 to 2010, Mr. Haynes was the Chief Executive Officer of Black, Starr & Frost, a privately held luxury jewely retailer, while simultaneously serving as Chief Executive Officer of MCH Enterprises, a private investment banking and consulting firm. From 2003 to 2009, Mr. Haynes was Chief Executive Officer and a member of the Board of Directors of Collectors Universe, Inc. Prior to joining Collectors Universe, Inc., Mr. Haynes has also served as a member of the board of directors, president, chief operating officer or chief financial officer of eight different public and private companies engaged in the specialty retail, distribution, e-commerce and manufacturing businesses from 1974 to 2002. Concurrent with these positions, Mr. Haynes also was one of the co-founding board members of the Industry Council for Tangible Assets, a Washington, D.C. trade association. Mr. Haynes holds a Master’s Degree in Business and a Bachelor of Science Degree in Mechanical Engineering, both from Southern Methodist University. Mr. Haynes has earned the designation as a Certified Public Accountant, a Certified Financial Planner and holds an Advanced Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. Mr. Haynes’s qualifications to serve on the Board include, among others, his service as a chief executive officer or chief financial officer of many public and private companies for over 30 years, enabling him to provide insight on strategic issues such as manufacturing and distribution of products.

Required Vote

The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 1 is required for approval of Proposal 1.

Recommendation of the Board of Directors

The Board recommends a vote “FOR” the election of all of the above nominees.

CORPORATE GOVERNANCE

Committees and Meetings of the Board of Directors:

The standing committees of the Board of Directors consist of a Compensation Committee, a Nominating and Governance Committee and an Audit Committee. During Fiscal 2011, the Board of Directors held 18 meetings. All directors attended 75% or more in the aggregate of the total meetings of the Board of Directors and the total meetings of the Committees of the Board of Directors on which they served. All of the Company’s directors (except for Messrs. Haynes and Sonkin) attended the 2010 Annual Meeting of Stockholders. No member of any Committee is either an officer or employee of the Company, and each of the members of each Committee is “independent” as defined by the listing standards of the NASDAQ Stock Market LLC (the “NASDAQ Stock Market”) and applicable law.

Compensation Committee.

The Compensation Committee of the Board of Directors is responsible for establishing and governing the compensation and benefit practices of the Company. As of February 28, 2011, the Compensation Committee was comprised of Messrs. Sonkin (Chairman), Schneider and McQuay. The Compensation Committee responsibilities are set forth in the Company’s Amended and Restated Compensation Committee Charter, last amended by the Board of Directors as of June 13, 2008 (the “Compensation Committee Charter”). A copy of the Company’s Compensation Committee Charter is available on the Company’s website at www.meade.com. During Fiscal 2011, the Compensation Committee held 1 meeting.

All members of the Compensation Committee must be independent directors (as determined by the Board) under the independence requirements of the NASDAQ Stock Market listing standards and applicable law, and must qualify as nonemployee directors under Rule 16b-3 and outside directors under Internal Revenue Code Section 162(m) and applicable law. The Compensation Committee Charter requires that the Compensation Committee consist of no fewer than two (2) Board members. At all times during Fiscal 2011, the Compensation Committee consisted of at least three (3) Board members, each of whom the Board has affirmatively determined satisfies these independence requirements; provided, however, Mr. Sonkin does not qualify as a nonemployee director under Rule 16b-3. As a result, the Compensation Committee has established an Equity Compensation Subcommittee (as described below) of which he is not a member. Pursuant to its Charter, the Compensation Committee’s responsibilities include the following:

•	establish the general compensation policies of the Company, specifically, reviewing and approving the compensation of the Company’s Chief Executive Officer, as well as reviewing the compensation of the Company’s other executive officers and key employees;

•	evaluate the Chief Executive Officer’s performance (and, in consultation with the Chief Executive Officer, evaluate the other executive officers’ performance) in connection with each person’s goals and objectives;

•	set executive officers’ compensation levels based on such evaluations and other factors deemed appropriate, including the Company’s performance and relative stockholder return, the value of incentive awards to executive officers at comparable companies and the awards given to the Company’s officers in past years;

•	oversee directly (or at times through the use of a subcommittee as described below) and approve the grant of awards, including options and restricted shares or other awards under the Company’s 2008 Stock Incentive Plan (the “2008 Plan”);

•	oversee the Company’s employee benefit plans;

•	review and approve significant employment, separation, severance and other contracts having any compensatory effect or purpose;

•	review and assist the Board in developing succession plans for executive officers;

•	review and recommend to the Board appropriate director compensation programs for non-employee directors;

•	develop and periodically assess the Compensation Committee’s compensation policies;

•	have express authority to retain and terminate any compensation consulting firm used to evaluate executive or director compensation, including to approve the consulting firm’s fees and other retention terms;

•	review and reassess the adequacy of the Compensation Committee Charter as the Committee deems necessary and recommend any proposed changes to the Board for approval and publish the Compensation Committee Charter as required by the rules and regulations of applicable law and as otherwise deemed advisable by the Committee;

•	timely prepare and approve the compensation discussion and presentation to be included in the Company’s annual proxy statement, if applicable; and

•	perform any other activities consistent with the Charter.

The Board has delegated authority to a subcommittee of the Compensation Committee to grant equity-based awards (including stock options and/or restricted stock) to employees of the Company. This subcommittee (the “Equity Compensation Subcommittee”) is comprised of Messrs. Schneider and McQuay. As a result of Mr. Sonkin’s participation in the Company’s private issuance of Common Stock in Fiscal 2008, Mr. Sonkin is not a member of the Equity Compensation Subcommittee and therefore does not participate in the determination of any equity awards granted pursuant to the 2008 Plan. In addition, any other equity-based awards to officers, including those subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are made by the Equity Compensation Subcommittee.

As indicated above, pursuant to the Compensation Committee Charter, the Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of the Company’s senior executive officers (including all of the Named Executive Officers). The Compensation Committee has, in the past, retained the services of a compensation consulting firm. In addition, from time to time, management has consulted with its own outside advisors to assist in analyzing and preparing recommendations to the Compensation Committee regarding compensation programs and levels.

Generally, the Company’s Chief Executive Officer, after consultation with legal counsel when appropriate, recommends to the Compensation Committee the salary, annual bonus and long-term compensation levels for senior officers, including the other Named Executive Officers, in accordance with the Compensation Committee Charter. The Chief Executive Officer works closely with legal counsel, together with input from the Human Resources Department when deemed appropriate, in order to establish recommendations for the Compensation Committee regarding the compensation package for the members of senior management, including the Named Executive Officers. Other Named Executive Officers, such as the Company’s Chief Financial Officer, periodically provide financial and other information to the Compensation Committee to assist in determining appropriate compensation levels. The Company’s other employees do not currently have any role in determining or recommending the form or amount of compensation paid to the Company’s Named Executive Officers and the Company’s other members of senior management.

Nominating and Governance Committee.

As of February 28, 2011, the Nominating and Governance Committee was comprised of Messrs. McQuay (Chairman), Schneider and Sonkin. As set forth in the Company’s Amended and Restated Nominating and Governance Committee Charter, the Nominating and Governance Committee’s functions include establishing criteria for selecting new directors, identifying individuals qualified to become Board members, selecting or recommending director nominees and developing and recommending corporate governance principles for the Company. The Nominating and Governance Committee will consider stockholder proposals for nominees to the Board of Directors. For the procedures related to such stockholder proposals please see “Other Matters — Matters Presented By Stockholders.” A copy of the Company’s Amended and Restated Nominating and

Governance Committee Charter is available on the Company’s website at www.meade.com. During Fiscal 2011, the Nominating and Governance Committee held 1 meeting.

Criteria the Nominating and Governance Committee uses in connection with evaluating and selecting new directors include factors relating to whether the director candidate would meet the definition of independence required by the NASDAQ Stock Market listing standards and applicable law. While the Nominating and Governance Committee does not have any specific, minimum qualifications for Board nominees, in considering possible candidates for election as a director, the Committee is guided by the following principles: (a) each director should be an individual of high character and integrity; (b) each director should be accomplished in his or her respective field, with superior credentials and recognition; (c) each director should have relevant expertise and experience, and be able to offer advice and guidance to management based on that expertise and experience; (d) each director should have sufficient time available to devote to the affairs of the Company; and (e) each director should represent the long-term interests of the stockholders as a whole. The Company does not have a formal diversity policy with respect to the composition of the Board of Directors. However, the Nominating Committee seeks to ensure that the Board of Directors is composed of directors whose diverse backgrounds, experience and expertise will provide the Board of Directors with a range of perspectives on matters coming before the Board of Directors. The Nominating and Governance Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by a stockholder), as well as the overall composition of the Board, and recommend the slate of directors to be nominated for election at the next Annual Meeting of Stockholders. The Nominating and Governance Committee does not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

Audit Committee.

As of February 28, 2011, the Audit Committee was comprised of Messrs. Schneider (Chairman), McQuay and Haynes. The Board of Directors has determined that Messrs. Schneider and Haynes have accounting and related financial management expertise within the meaning of the NASDAQ Stock Market listing standards and qualify as “audit committee financial experts” within the meaning of the SEC regulations. The Board of Directors has also determined that each of the members of this Committee is an “independent director” as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market and meets the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(1) under the Exchange Act. As set forth in the Company’s Second Amended and Restated Audit Committee Charter, the Audit Committee’s functions include reviewing the financial reporting process, the Company’s internal control systems, the audit process and the Company’s process for monitoring compliance with laws and regulations, and recommending to the Board of Directors the engagement of and determining the independence of the Company’s independent accountants. A copy of the Company’s Second Amended and Restated Audit Committee Charter is available on the Company’s website at www.meade.com. During Fiscal 2011, the Audit Committee held 6 meetings.

Board Leadership Structure

The Company separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for the general management, oversight, supervision and control of the business and affairs of the Company, and ensuring that all orders and resolutions of the Board are carried into effect. The Chairman of the Board, on the other hand, is charged with presiding over all meetings of the Board and the Company’s stockholders, and providing advice and counsel to the Chief Executive Officer and the Company’s other officers regarding the Company’s business and operations. By separating the roles of Chief Executive Officer and Chairman of the Board, the Chief Executive Officer is able to focus his time and energy on managing the Company’s daily operations. Further, the Chief Executive Officer and the Chairman of the Board have an excellent working relationship. With over 14 years of experience with Meade, our Chairman is well positioned to provide our Chief Executive Officer with guidance, advice and counsel regarding the Company’s business, operations and strategy. We believe that our separate Chief Executive Officer/Chairman structure is the most appropriate and effective leadership structure for the Company and its stockholders.

Board’s Role in Risk Oversight

The Company’s senior management manages the risks facing the Company under the oversight and supervision of the Board. While the full Board is ultimately responsible for risk oversight at the Company, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk in the areas of financial reporting and internal controls. Other general business risks such as economic and regulatory risks are monitored by the full Board.

Report of the Audit Committee

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act, or the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls and reviewing the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

During Fiscal 2011, the Audit Committee met and held discussions with management and the Company’s independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for Fiscal 2011 with management and the independent accountants.

The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61. The Company’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence. The Committee discussed with the independent accountants the accounting firm’s independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

Based on the Audit Committee discussions with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended February 28, 2011 filed with the SEC.

THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Frederick H. Schneider, Jr. (Chairman)
Timothy C. McQuay
Michael R. Haynes

Code of Ethics

The Company has adopted a Code of Ethical Standards and Business Practices that applies to all of the Company’s employees, including its Chief Executive Officer, Chief Financial Officer, and other financial personnel. The Code of Ethical Standards is designed to deter wrongdoing and to promote, among other things, (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosures, and (iii) compliance with applicable governmental laws, rules and regulations. The Code of Ethical Standards and Business Practices is available on the Company’s website at www.meade.com. If the Company makes any substantive amendments to the Code of Ethical Standards and Business Practices or grants any waiver, including any implicit waiver, from a provision of the Code to its Chief Executive Officer, Chief Financial Officer or other executive officers, it will disclose the nature of such amendment or waiver on its website.

Stockholder Communications

Stockholders may communicate with the Company’s Board of Directors care of the Corporate Secretary, Meade Instruments Corp., 27 Hubble, Irvine, California 92618. All communications to the entire Board or to any individual member of the Board will be opened and screened for security purposes. All communications that relate to matters that are within the scope of the responsibilities of the Board will be forwarded. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as consumer complaints, will be forwarded to the appropriate officer. Any items not forwarded pursuant to this policy will be made available to any director who requests them. To communicate to the Audit Committee issues or complaints regarding questionable accounting, internal accounting controls or auditing matters, you may place an anonymous, confidential, toll free call in the United States to the Company’s Corporate Governance Hotline at (888) 541-4708. This hotline is accessible 24 hours a day, 7 days a week, 365 days a year.

Relationship With Independent Accountants

Since February 2006, the Company has engaged the accounting firm of Moss Adams LLP as its independent registered public accounting firm. The Audit Committee has appointed Moss Adams LLP to continue as the Company’s independent registered public accounting firm for Fiscal 2012.

Fees Paid to Independent Auditors

The Company was billed an aggregate of approximately $245,808 and $117,491 by Moss Adams LLP for professional services for the fiscal years ended February 28, 2010 and February 28, 2011, respectively. The table below sets forth the components of these aggregate amounts.

Type of Fee	2/28/10	2/28/11

Audit Fees — professional services rendered for the audit of the Company’s annual financial statements and the review of the financial statements included in the Company’s Form 10-Qs	$191,447	$111,393
Audit-Related Fees — services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including reviews of registration statements filed with the SEC	$47,150	$1,298
Tax Fees — professional services rendered for tax compliance, tax consulting and tax	$7,211	$4,800

Audit Committee Pre-Approval Policies and Procedures.

The Charter for the Audit Committee of the Board of Directors establishes procedures for the Audit Committee to follow to pre-approve auditing services and non-auditing services to be performed by the Company’s independent auditors. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual basis. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at the next scheduled meeting. The charter prohibits the Company from retaining its independent auditors to perform specified non-audit functions, including bookkeeping; financial information systems design and implementation; appraisal or valuation services; fairness opinions or contribution-in-kind reports; actuarial services; and internal audit outsourcing services.

The Audit Committee pre-approved all of the non-audit services provided by the Company’s independent auditors during Fiscal 2010 and Fiscal 2011.

Independence

The Board of Directors has determined that each of the directors, other than Steven G. Murdock (the Company’s current Chief Executive Officer), was “independent” under the applicable rules of the NASDAQ Stock Market listing standards for the Company’s fiscal year ending February 28, 2011.

Director Compensation — Fiscal 2011

Directors who are also employees of the Company are reimbursed for expenses incurred in attending meetings of the Board but do not otherwise receive compensation for serving as directors of the Company. The compensation paid to any director who was also one of the Company’s employees during Fiscal 2011 is presented below in the Summary Compensation Table — Fiscal 2011 and the related explanatory tables. Such employee-directors are generally not entitled to receive additional compensation for their services as directors. Each director who is not an employee of the Company (referred to herein as “Non-Employee Directors”) is entitled to receive compensation consisting of an annual retainer, fees for committee chairmanship and annual option awards as set forth below.

Annual Retainer and Chairmanship Fees

The following table sets forth the schedule of annual retainers and Chairmanship fees for each Non-Employee Director in effect during Fiscal 2011:

Dollar
Type of Fee	Amount

Annual Board Retainer	$10,000
Additional Annual Fee to Chair of Audit Committee	$1,500
Additional Annual Fee to Chair of Compensation Committee	$1,500
Additional Annual Fee to Chair of Nominating and Governance Committee	$1,500

All Non-Employee Directors are also reimbursed for out-of-pocket expenses they incur serving as directors and attending meetings.

Equity Awards to Non-Employee Directors

The Company’s 2008 Plan provides for the automatic granting of stock options to Non-Employee Directors. Each time a new Non-Employee Director is elected, an option to purchase 250 shares of Common Stock (which amount reflects the adjustment in connection with the Reverse Stock Split) is automatically granted to such Non-Employee Director at the then fair market value of the Common Stock. In addition, Non-Employee Directors receive an additional grant of 250 options (which amount reflects the adjustment in connection with the Reverse Stock Split) on the date of each Annual Meeting of Stockholders after which such director will continue in office, provided that any new Non-Employee Director will only receive one automatic grant during the year in which such director is elected. All options granted to Non-Employee Directors are non-qualified stock options and vest ratably over the three-year period following the date of the grant. The option exercise price is the fair market value or closing price of the Company’s Common Stock as of the date of grant. The options granted to Non-Employee Directors do not include any dividend or dividend equivalent rights. However, Non-Employee Directors are entitled to dividends with respect to shares purchased under an option at the same rate as of the Company’s other stockholders.

Director Compensation Table

The following table presents information regarding the compensation paid during Fiscal 2011 to Non-Employee Directors and share amounts and option exercise prices reflect the adjustment in connection with the Reverse Stock Split:

	Fees Earned or	Option	Stock
	Paid in Cash	Awards	Awards	Total
Name	($)	($)(1)(2)	($)(3)	($)

Timothy C. McQuay	11,500	619	—	12,119
Paul D. Sonkin	11,500	619	—	12,119
Frederick H. Schneider, Jr.	11,500	619	—	12,119
Michael R. Haynes	10,000	619	—	10,619

(1)	The amounts reported as Option Awards above reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in connection with the stock options reported as Option Awards above, please see the discussion of stock and option awards contained in Note 3 “Summary of Significant Accounting Policies — Stock-based compensation” and Note 10 “Stock Incentive Plan” to the Company’s Consolidated Financial Statements, included as part of the Company’s Annual Report filed on Form 10-K for Fiscal 2011, which notes are incorporated herein by reference.

(2)	As described above, each of the Company’s Non-Employee Directors was automatically granted an award of 250 stock options in connection with the Company’s Annual Meeting on July 14, 2010. The exercise price of each stock option awarded was equal to the closing price of the Company’s Common Stock on the grant date ($3.30 on July 14, 2010). See footnote (1) above for the assumptions used to value these awards in the table. As of February 28, 2011, each Non-Employee Director held outstanding options for the following number of shares: Mr. McQuay, 2,625; Mr. Sonkin, 1,250; Mr. Schneider, Jr., 1,750; and Mr. Haynes, 500.

(3)	As of February 28, 2011, no Non-Employee Director held any stock awards.

Company Policy Regarding Board Member Attendance at Annual Meetings

The Company strongly encourages attendance by each incumbent Director and each nominee to the Board at its Annual Meeting of Stockholders. All Board members and nominees (except for Messrs. Haynes and Sonkin) attended the Company’s 2010 Annual Meeting of Stockholders.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Moss Adams LLP has served as the Company’s independent registered public accounting firm since February 2006 and has been appointed by the Audit Committee to continue as the Company’s independent registered public accounting firm for Fiscal 2012. In the event that ratification of this selection is not approved by a majority of the shares of Common Stock of the Company represented at the Annual Meeting in person or by proxy and entitled to vote on the matter, the Audit Committee and the Board of Directors will review the Audit Committee’s selection of an independent registered public accounting firm.

Representatives of Moss Adams LLP are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement at the Annual Meeting if they so desire and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for Fiscal 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of May 1, 2011, for (i) each person who beneficially owned more than 5% of the Common Stock, (ii) each of the directors and Named Executive Officers (as defined in the “Summary Compensation Table — Fiscal 2011” table below) and (iii) all directors and executive officers as a group. Except as otherwise indicated, beneficial ownership includes voting and investment power with respect to the shares shown. All share amounts have been adjusted to reflect the Reverse Stock Split.

Security Ownership Table

	Amount and
	Nature of	Percent
	Beneficial	of
Name and Address	Ownership	Class

Hummingbird Management, LLC(1)	178,981	15.33%
Thomas A. Satterfield, Jr.(2)	69,500	5.95%
Michael R. Haynes(3)(4)	167	*
Timothy C. McQuay(3)(5)	2,225	*
Steven G. Murdock(3)(6))	131,217	10.66%
Frederick H. Schneider, Jr.(3)(7)	1,250	*
Paul D. Sonkin(3)(8)	183,919	15.75%
John A. Elwood(3)(9)	1,272	*
All current directors and executive officers as a group (6 persons)(10)	320,050	25.90%

*	Less than 1%

(1)	Hummingbird Management, LLC (f/k/a Morningside Value Investors, LLC), a Delaware limited liability company (“Hummingbird”), has sole voting power as to 178,981 of such shares, sole dispositive power as to 178,981 of such shares, shared voting power as to none of such shares and shared dispositive power as to none of such shares. Hummingbird, as investment manager, and Hummingbird Capital LLC, as general partner, may be deemed to have sole voting and investment authority over 99,660 shares of Common Stock owned by The Hummingbird Value Fund, L.P., and 79,321 shares of Common Stock owned by The Hummingbird SPAC Partners, L.P. Paul D. Sonkin, managing member and control person of Hummingbird (“Sonkin”), has beneficial ownership of an additional 4,938 shares of Common Stock which if included with the 178,981 shares listed above would result in a total of 183,919 shares or 15.75% of the total outstanding Common Stock. See footnote 8 below. The address of the principal business of Hummingbird is 575 Madison Avenue, 9th Floor, New York, NY 10022.

(2)	According to a joint filing of a Schedule 13G/A, dated February 1, 2011, filed with the Securities and Exchange Commission jointly by Mr. Satterfield and A.G. Family L.P., Mr. Satterfield has sole voting power and sole dispositive power with respect to 750 of such shares. Mr. Satterfield also holds 3,750 of such shares jointly with his spouse, and he has a limited power of attorney for voting and disposition purposes with respect to 65,000 of such shares which are held directly by A.G. Family L.P. Mr. Satterfield reported that he has shared voting power and shared dispositive power as to these 68,750 shares. A.G. Family L.P. also reported that it has shared voting power and shared dispositive power with respect to 65,000 of such shares. The principal business office address of A.G. Family L.P. is 571 McDonald Road, Rockwall, Texas 75032. Mr. Satterfield’s principal business office address is 2609 Caldwell Mill Lane, Birmingham, Alabama 35243.

(3)	The address for all directors and executive officers of the Company is c/o Meade Instruments Corp., 27 Hubble, Irvine, CA 92618.

(4)	Includes 167 shares subject to options that are currently exercisable or will become exercisable on or before June 30, 2011.

(5)	Includes 2,125 shares subject to options that are currently exercisable or will become exercisable on or before June 30, 2011.

(6)	Includes 63,167 shares subject to options that are currently exercisable or will become exercisable on or before June 30, 2011. Also includes 68,050 shares held by Steven G. Murdock, as Trustee of the Steven G. Murdock Trust u/a/d August 16, 2001.

(7)	Includes 1,250 shares subject to options that are currently exercisable or will become exercisable on or before June 30, 2011.

(8)	Includes 750 shares subject to options that are currently exercisable or will become exercisable on or before June 30, 2011. Includes 178,981 shares held by Mr. Sonkin, as managing member and control person of Hummingbird. Also includes 2,033 shares of Common Stock held in Mr. Sonkin’s and his wife’s IRA Accounts and 2,155 shares of Common Stock held in IRA Accounts of various other parties for which Mr. Sonkin has dispositive power but disclaims beneficial ownership. See footnote 1 above.

(9)	Includes 938 shares subject to options that are currently exercisable or will become exercisable on or before June 30, 2011.

(10)	Included in this total of all executive officers and directors as a group as of May 1, 2011. Includes 68,397 shares subject to options that are currently exercisable or will become exercisable on or before June 30, 2011. See footnotes 4 through 9 above.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of February 28, 2011 with respect to shares of Meade common stock that may be issued under all of the Company’s equity compensation plans, and all share amounts and option exercise prices reflect the Reverse Stock Split:

(c)
	(a)		Number of Securities
	Number of Securities		Remaining Available for
	to	(b)	Future Issuance Under
	be Issued Upon	Weighted-Average	Equity Compensation
	Exercise	Exercise Price of	Plans
	of Outstanding	Outstanding	(Excluding Securities
Plan Category	Options	Options	Reflected in Column (a))

Equity compensation plans approved by shareholders(1)	77,363	$12.71	123,119

(1)	These plans include the 1997 Stock Incentive Plan and the 2008 Stock Incentive Plan, and also includes the stand-alone stock option agreement under which Steven Murdock was granted an option covering 37,500 shares of common stock.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

General

The share amounts and option exercise prices set forth in this section have been adjusted to give effect to the Reverse Stock Split.

Summary Compensation Table — Fiscal 2011

The following table presents information regarding the compensation of the Company’s principal executive officer and the only other highly compensated executive officer (collectively, the “Named Executive Officers”).

				Option	All Other
		Salary	Bonus	Awards	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)		Total ($)

Steven G. Murdock	2011	250,000	—	—	630	(3)	250,630
Chief Executive Officer	2010	19,231	—	242,500	10,050	(4)	271,781
John Elwood	2011	166,576 (2)	22,110 (7)	—	630	(5)	189,316
Senior Vice President- Finance and Administration and Chief Financial Officer	2010	165,000	—	—	396	(6)	165,396

(1)	These amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Detailed information about the amount recognized for specific awards is reported in the table under “Outstanding Equity Awards at Fiscal 2010 Year-End.” For a discussion of the assumptions and methodologies used to calculate these amounts, please see the discussion of equity incentive awards contained in Note 3 “Summary of Significant Accounting Policies — stock based compensation” and Note 10 “Stock Incentive Plan” to the Company’s Consolidated Financial Statements, included as part of the Company’s Fiscal 2011 Annual Report on Form 10-K, which notes are incorporated herein by reference.

(2)	The base salary was adjusted for Mr. Elwood as part of a change in the Company’s policy regarding medical insurance coverage. Previously, the Company paid a higher percentage of medical premiums for its Vice Presidents but modified its policy to be consistent for all employees in November 2010. As part of this policy change, Mr. Elwood’s base salary was modified such that there would be no net effect on Mr. Elwood’s net pay or to the Company’s expenses due to this policy change.

(3)	Includes $630 for life insurance premium payments paid on behalf of Mr. Murdock during Fiscal 2011.

(4)	Includes $50 for life insurance premium payments paid on behalf of Mr. Murdock during Fiscal 2010, and includes $10,000 for Mr. Murdock’s Board of Directors retainer for Fiscal 2010.

(5)	Includes $407 for life insurance premium payments paid on behalf of Mr. Elwood during Fiscal 2011.

(6)	Includes $396 for life insurance premium payments paid on behalf of Mr. Elwood during Fiscal 2010.

(7)	Represents a bonus for Fiscal 2011 paid to Mr. Elwood in March 2011 pursuant to Mr. Elwood’s employment agreement, which provided that Mr. Elwood be paid a bonus of 1.65% for each dollar of net sales in excess of $25 million (up to a maximum bonus of $75,000) by April 15, 2011.

Compensation of Named Executive Officers

The Summary Compensation Table — Fiscal 2011 above quantifies the value of the different forms of compensation earned by or awarded to the Company’s Named Executive Officers during Fiscal 2010 and Fiscal 2011. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, an annual bonus and long-term equity incentives consisting of stock options. Named Executive Officers also were paid the other compensation listed in the Summary Compensation Table — Fiscal 2011, as further described in Footnotes 3, 4, 5 and 6 to the table.

The Summary Compensation Table — Fiscal 2011 should be read in conjunction with the other tables and narrative descriptions in this Proxy Statement. A description of the material terms of each Named Executive

Officer’s base salary, annual bonus, and equity compensation is provided below. The Outstanding Equity Awards at Fiscal 2011 Year-End table below provides further information on the Named Executive Officers’ outstanding option and stock awards.

Employment Agreements

Previous Employment Agreements.  On April 3, 2009, the Company and Steven Murdock, the Company’s Chief Executive Officer, entered into an Employment Agreement effective February 5, 2009 (the “CEO Agreement”). The CEO Agreement terminated effective as of January 31, 2010. Under the CEO Agreement, Mr. Murdock received an annual salary of $1.00 and received the Company’s standard medical insurance benefits. The Company granted Mr. Murdock an option (the “Conditional Option”) to purchase all or any part of an aggregate of 37,500 shares of the Company’s Common Stock at the price of $4.40 per share, which was approved by the Company’s stockholder approval at the 2009 Annual Meeting. Under the CEO Agreement, if the Conditional Option had not been approved by the Company’s stockholders at the 2009 Annual Meeting, Mr. Murdock would have been eligible to receive a bonus payment in the event of a change of control, dissolution or sale of all or substantially all of the assets of the Company (such events being a “Change of Control Event”). The bonus payment would have been payable to Mr. Murdock only if the Company’s stockholders would have received more than $4.40 per share in connection with a Change of Control Event, and the bonus payment would have been equal to 37,500 times the amount by which (i) the per share amount the Company’s stockholders would have received with respect to the Change of Control Event exceeded (ii) $4.40.

On March 5, 2009, John Elwood became the Senior Vice President of Finance & Administration and Chief Financial Officer of the Company. Previously, he was the Vice President — Finance and Corporate Controller of the Company. Pursuant to his employment letter agreement dated July 19, 2007, he was entitled to an annual base salary of $165,000. In addition, he was entitled to three weeks vacation annually and the Company’s standard medical insurance benefits. This employment letter agreement was terminated effective as of January 31, 2010.

Existing Employment Agreements.  On March 25, 2010, Meade Instruments Corp., a Delaware corporation (the “Company”), and Steven Murdock, the Company’s Chief Executive Officer, entered into an Employment Agreement (the “Murdock Agreement”). In addition, on March 31, 2010, the Company and John Elwood, the Company’s Chief Financial Officer, entered into an Employment Agreement (the “Elwood Agreement”, and together with the Murdock Agreement, the “Executive Agreements”). Each of the Executive Agreements has an initial term of thirteen months beginning as of February 1, 2010, and each agreement is automatically renewed for one year if the Company or the executive officer does not notify the other of nonrenewal within a certain period of time (30 days under the Elwood Agreement and 6 months under the Murdock Agreement) before the end of the initial term (or renewal term).

Each Executive Agreement is essentially identical, except for compensation and certain termination provisions. The Executive Agreements provide for the following terms and conditions: Each executive officer is entitled to the payment of an annual base salary equal to the following amounts: $250,000 for Mr. Murdock and $165,000 for Mr. Elwood. (Effective November 2010, Mr. Elwood’s base salary was increased to $166,576 to reflect a decrease in the percentage of medical insurance premiums paid by the Company.) In addition, each executive officer is entitled to a cash bonus if certain targets are achieved. The calculation of such cash bonus amounts shall be determined by the Compensation Committee of the Company’s Board of Directors within the first 60 days of each fiscal year. The bonus targets for the Company’s fiscal year ending February 28, 2012 are still being determined by the Compensation Committee. The executive officers are also entitled to participate in and are covered by all bonus, incentive and employee health, insurance, 401(k), and other plans and benefits established for the employees of the Company. In addition, the Executive Agreements provide the executive officers with vacation benefits (three weeks per year for Mr. Elwood and four weeks per year for Mr. Murdock, up to a maximum accrual of six weeks for Mr. Elwood and eight weeks for Mr. Murdock), and reimbursement of all business expenses.

If the Company terminates the employment of one of the executive officers without cause, the Company elects not to renew one of the executive officer’s Executive Agreement or if one of the executive officers terminates his employment for one of the following reasons: (A) a material diminution of authority, duties or responsibilities of the executive officer, (B) any reduction by the Company to the executive officer’s base salary, or (C) the Company requires the executive officer to be based at any office or location which increases the distance from such executive officer’s home to the office or location by more than 45 miles from the distance in effect at the beginning of the term of the Executive Agreements, then such executive officer would be entitled to an aggregate severance payment equal to: (x) 12 months base salary (6 months in the event the Company elects not to renew Mr. Murdock’s Executive Agreement) and (y) group medical and dental insurance COBRA benefits for 18 months (collectively, the “Severance Payments”). The Severance Payments are to be paid in one lump sum within 30 days after termination. As partial consideration for the benefits set forth above, the executive officers agreed to not compete with the Company, or solicit its customers or employees, during the term of employment and for 12 months (6 months in the event the Company elects not to renew Mr. Murdock’s Executive Agreement) after termination of employment.

Long-Term Share-Based Incentive Awards

The Company’s policy is that the Named Executive Officers’ long-term compensation should be directly linked to the value provided to the Company’s stockholders. Therefore, 100% of the Named Executive Officers’ long-term compensation is currently awarded in the form of share-based instruments that are in or valued by reference to the Company’s Common Stock, generally non-qualified stock options. The number of shares of the Company’s Common Stock subject to each annual award is intended to create a meaningful opportunity for stock ownership in light of the Named Executive Officer’s current position with the Company, the individual’s potential for increased responsibility and promotion over the award term, and the individual’s personal performance in recent periods. The Compensation Committee may also take into account the number of unvested equity awards held by the Named Executive Officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative equity award holdings of the Company’s Named Executive Officers.

Stock Options.  The Company has traditionally and intends to continue to make a portion of its long-term incentive awards to Named Executive Officers in the form of stock options with an exercise price that is equal to the fair market value of the Company’s Common Stock on the grant date. Thus, the Named Executive Officers will only realize value on their stock options if the Company’s stockholders realize value on their shares. The stock options also function as a retention incentive for the Company’s executive officer as they generally vest over a four (4) year period following the grant date.

Restricted Stock.  At certain times in prior fiscal years, the Company has made a portion of its long-term incentive grants (or a portion of its bonus awards) to Named Executive Officers in the form of restricted stock. Restricted stock represents Common Stock of the Company that is subject to a restriction until such time as a specified vesting requirement is satisfied. The Company has determined that at times it is advisable to grant restricted stock in addition to or in lieu of larger stock option grants in order to minimize stock expense to the Company and dilution. The restricted stock also functions as a retention incentive as the restrictions generally vest over a time period following the grant date.

401(k) Plan

The Company maintains a 401(k) Plan which is qualified under Section 401(k) of the Internal Revenue Code (the “Code”) for all employees of the Company who have completed at least six months of service with the Company and are at least 21 years of age. The 401(k) Plan is designed for all eligible employees to save for retirement on a tax-deferred basis. Eligible employees may contribute up to 15% of their annual compensation up to a maximum amount allowed under the Code. The 401(k) Plan does not currently include an employer match provision.

Severance and Other Benefits Upon Termination of Employment or Change in Control

Employment Agreements.  In order to achieve the Company’s compensation objective of attracting, retaining and motivating qualified executives, the Board believes that it needs to provide the Company’s Named Executive Officers with certain severance protections. For Named Executive Officers, the Company’s philosophy is that severance should only be payable upon certain terminations of a Named Executive Officer’s Executive Agreement with the Company. The Board believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of Named Executive Officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage the Named Executive Officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, the Company has provided Named Executive Officers under the Executive Agreements with severance benefits in a change in control situation in which the Named Executive Officer was actually terminated by the Company without cause or by the Named Executive Officer for “good reason” as defined in such Executive Agreements.

Option Plans.  Under the terms of the 1997 Plan and 2008 Plan, if there is a liquidation, sale of all or substantially all of the Company’s assets, or merger or reorganization that results in a change in control of the Company, and such outstanding awards will not be continued or assumed following the transaction, then, like all other employees, Named Executive Officers may receive immediate vesting of their outstanding long-term incentive compensation awards.

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation which is not considered to be performance-based, either because it is not tied to the attainment of performance milestones or because it is not paid pursuant to a stockholder-approved plan. The Compensation Committee believes that in establishing the cash and equity incentive compensation programs for the Company’s executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. Accordingly, the Compensation Committee may provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to the Company’s financial performance or share-based awards in the form of restricted stock or stock options, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. The Compensation Committee believes it is important to maintain incentive compensation at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

OUTSTANDING EQUITY AWARDS AT FISCAL 2011 YEAR-END

The following table presents information regarding the outstanding share-based awards held by each Named Executive Officer as of February 28, 2011, and all share amounts and option exercise prices have been adjusted to reflect the Reverse Stock Split.

	Option Awards(1)
			Number of	Number of
			Securities	Securities
			Underlying	Underlying
			Unexercised	Unexercised	Option
	Option		Options	Options	Exercise	Option
	Grant		(#)	(#)	Price	Expiration
Name	Date		Exercisable	Unexercisable	($)	Date

Steven G. Murdock	3/13/09	(2)	37,500	—	4.40	3/12/19
	3/13/09	(2)	25,000	—	4.40	3/12/19
	7/10/08	(3)	167	83	15.00	7/09/18
	7/12/07	(3)	250	—	44.20	7/11/17
	1/31/07	(3)	250	—	55.20	1/30/17
John Elwood(4)	7/16/07		938	312	46.00	7/15/12

(1)	Unless otherwise noted, each stock option grant reported in the table was granted under, and is subject to, the Company’s 1997 Plan. Unless otherwise noted, the option expiration date shown in the table is the normal expiration date, and the latest date that the options may be exercised. The options may terminate earlier in certain circumstances described below. For each Named Executive Officer, the unexercisable options shown in the table are also unvested and will generally terminate if the Named Executive Officer’s employment terminates. The exercisable options shown in the table, and any unexercisable options shown in the table that subsequently become exercisable, will generally expire earlier than the normal expiration date if the Named Executive Officer’s employment terminates. Unless exercised, exercisable stock options will generally terminate within three months after the date of termination of employment. In addition, the stock options (whether exercisable or not) will immediately terminate if a Named Executive Officer’s employment is terminated by the Company for cause or misconduct (as determined under the 1997 Plan). The options may become fully vested and may terminate earlier than the normal expiration date if there is a change in control of the Company.

(2)	Twenty-five percent (25%) of each of these option awards vested and became exercisable on each of May 5, 2009, August 5, 2009, November 5, 2009 and February 5, 2010. The 25,000 option grant was made under the Company’s 2008 Plan, the terms of which are substantially similar to the 1997 Plan. The 37,500 option grant was made under a stand-alone option agreement which also had terms similar to options granted under the 1997 Plan.

(3)	These option awards were granted to him while he was a non-employee director. Each of these option awards vest and become exercisable in three equal and successive installments over the three year period commencing on the date of grant. The July 10, 2008 option grant was made under the Company’s 2008 Plan.

(4)	In connection with the commencement of his employment with the Company on July 16, 2007, Mr. Elwood was granted 1,250 stock options pursuant to the Company’s 1997 Plan. The stock options are subject to a four (4) year vesting schedule, with 25% vesting each year on the anniversary date of the grant date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See “Employment Agreements” and “Severance and Other Benefits Payments Upon Termination of Employment or Change in Control” above for a description of the Previous Employment Agreements, Existing Employment Agreements and other agreements by and between the Company and certain of its Executive Officers.

The Company’s Certificate of Incorporation, as amended (the “Certificate”) authorizes the Company to provide indemnification of the Company’s directors and officers, and the Company’s Amended and Restated

Bylaws (the “Bylaws”) require the Company to indemnify its directors and officers, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). In addition, each of the Company’s current directors and executive officers has entered into a separate indemnification agreement with the Company. Finally, the Certificate and Bylaws limit the liability of directors to the Company or its stockholders to the fullest extent permitted by the DGCL.

On August 24, 2007 (the “Closing Date”), the Company entered into a Purchase Agreement (the “Purchase Agreement”) with five institutional investors (the “Investors”) pursuant to which the Investors purchased in a private placement 3,157,895 shares of the Company’s common stock, par value $0.01 (the “Common Shares”) (or 157,895 Common Shares as adjusted to reflect the Reverse Stock Split), at a purchase price of $1.90 per share (or $38.00 per share as adjusted to reflect the Reverse Stock Split). Gross proceeds from the sale of the Common Shares were approximately $6.1 million. Three of the Investors (the “Hummingbird Investors”) are controlled by a director of the Company, Paul D. Sonkin, through his management and control of Hummingbird Capital, LLC, the general partner of the Hummingbird Investors. The Hummingbird Investors purchased in the aggregate 526,316 of the Common Shares (or 26,316 Common Shares as adjusted to reflect the Reverse Stock Split) and paid a purchase price of $2.00 per share (or $40.00 per share as adjusted to reflect the Reverse Stock Split) (or an aggregate purchase price of approximately $1.1 million) in accordance with applicable rules of the NASDAQ Stock Market. The approximate dollar value of the amount of Mr. Sonkin’s interest in the transaction is $45,000. Prior to the sale of the Common Shares to the Hummingbird Investors, Mr. Sonkin beneficially owned approximately 15.6% of the Company’s common stock.

In connection with entering into the Purchase Agreement on August 24, 2007, the Company also entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement a registration statement was filed with the Securities and Exchange Commission (the “Commission”) and declared effective covering the resale of the Common Shares. Subject to certain exceptions if sales cannot be made pursuant to the registration statement, the Company must pay the Investors 1.5% of the aggregate purchase price of the Common Shares for each 30-day period (or portion thereof) during which sales under the registration statement are not permitted.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires that the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Directors, officers, and greater than 10% stockholders are required by the SEC to furnish the Company with copies of the reports they file.

Based solely on its review of the copies of such reports and written representations from certain reporting persons, the Company believes that all directors, executive officers and other Section 16(a) filing persons complied with all filing requirements applicable to them with respect to transactions during Fiscal 2011.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2011, containing audited consolidated balance sheets as of February 28, 2010 and February 28, 2011, and the related consolidated statements of income, of stockholders’ equity, and of cash flows for the two-year period ended February 28, 2011, accompanies this Proxy Statement. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy soliciting material. Upon written request, the Company will send you, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended February 28, 2011, which the Company has filed with the SEC. Copies of exhibits to the Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to John Elwood, the Company’s Chief Financial Officer, c/o Meade Instruments Corp., 27 Hubble, Irvine, California 92618. The Annual Report on Form 10-K is also available on the Company’s website at www.meade.com.

OTHER MATTERS

Matters Presented By Management

At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

Matters Presented By Stockholders

The Company’s Bylaws contain certain advance notice procedures which stockholders must follow to submit proposals for consideration at future stockholder meetings, including the nomination of persons for election as directors. Such items of business must be submitted in writing to the Secretary of the Company at the Company’s Headquarters (address shown on Page 1 of this Proxy Statement) and must be received not less than 60 days nor more than 90 days prior to the scheduled Annual Meeting date. Thus, unless the Company discloses a change in the scheduling of the next Annual Meeting, July 12, 2012, stockholder proposals for consideration at that meeting must be received by the Secretary of the Company by May 13, 2012. If the scheduled meeting date is changed and the Company does not provide at least 70 days’ advance notice or public disclosure of the change, then stockholders have until the close of business on the 10th day after the date the Company gave notice or publicly disclosed the changed date of the Annual Meeting in which to submit proposals. In addition, the notice must meet all requirements contained in the Company’s Bylaws. Stockholders may contact the Secretary of the Company at the Company’s Headquarters for a copy of the relevant Bylaw provision regarding requirements for making stockholder proposals and nominating director candidates.

Proposals of Stockholders to be Included in Proxy Materials

For stockholder proposals to be considered for inclusion in the proxy materials for the Company’s 2012 Annual Meeting of Stockholders, they must be received by the Secretary of the Company no later than February 21, 2012.

Proposals of Stockholders for Board Membership

The Nominating and Governance Committee will consider written proposals from stockholders for nominees to the Board of Directors provided such stockholders (i) have no conflict-of-interest, as determined by the Nominating and Governance Committee, and (ii) beneficially own at least five percent (5%) of the Company’s outstanding common stock as determined in accordance with Regulation 13D-G of the Exchange Act. Nominations should be submitted to the Nominating and Governance Committee, c/o the Corporate Secretary, and should include the following: (a) a brief biographical description of the proposed nominee (including his or her occupation for at least the last five years), and a statement of his or her qualifications, taking into account the factors used by the Committee in evaluating possible candidates, as described in the Amended and Restated Charter of the Nominating and Governance Committee; (b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s common stock beneficially owned by such stockholders(s); (c) a statement detailing any relationship between the proposed nominee and the Company or any customer, supplier or competitor of the Company; (d) detailed information about any relationship or understanding between the nominating stockholder(s) and the proposed nominee; and (e) the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving on the Board of Directors if elected. Nominations must be submitted in the time frame described in the Company’s Bylaws (as described herein). Nominees recommended by stockholders in accordance with these procedures will receive the same consideration given to nominees of management, the Board of Directors and the Nominating and Governance Committee.

By Order of the Board of Directors

John A. Elwood
Senior Vice President of Finance & Administration and
Chief Financial Officer

Irvine, California
June 15, 2011

MEADE INSTRUMENTS CORP. ATTN: LEGAL DEPT. 27 HUBBLE IRVINE, CA 92618 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Meade Instruments Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Meade Instruments Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M37224-P14819 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY To withhold authority to vote for any individual MEADE INSTRUMENTS CORP. For Withhold For All nominee(s), mark “For All Except” and write the All All Except The Board recommends a vote FOR the number(s) of the nominee(s) on the line below. nominees listed below and FOR proposal 2. 000 Vote on Directors 1. ELECTION OF DIRECTORS Nominees: Paul D. Sonkin 04) Michael R. Haynes Steven G. Murdock 05) Frederick H. Schneider, Jr. Timothy C. McQuay For Against Abstain Vote on Proposals RATIFICATION OF APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING 00 0 FIRM FOR FISCAL YEAR 2012. OTHER MATTERS 000 In their discretion, the proxies are authorized to vote upon such business as may properly come before the Annual Meeting and at any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted for proposals (1) and (2) above, and as said proxies deem advisable on such other matters as may properly come before the Annual Meeting or at any adjournments thereof. If any nominee listed in proposal (1) declines or is unable to serve as a director, then the persons named as proxies shall have full discretion to vote for any other person designated by the Board. For address changes and/or comments, please check this box and 0 write them on the back where indicated. Please indicate if you plan to attend this Annual Meeting. 00 Yes No (Your signature(s) should conform to your name(s) as printed hereon.) Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 21, 2011. The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K are available at: http://www.meade.com/2011proxymaterials. Stockholders wishing to attend the annual meeting in person may obtain directions by contacting us at (949) 451-1450 extension 6295. MEADE INSTRUMENTS CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD The undersigned hereby appoints Steven G. Murdock and John A. Elwood, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Meade Instruments Corp. (the “Company”) held of record by the undersigned on June 3, 2011, the record date with respect to this solicitation, at the Annual Meeting of the Stockholders of the Company to be held at the Company’s Headquarters at 27 Hubble, Irvine, CA 92618, beginning at 10:00 a.m., local time on Thursday, July 21, 2011, and at any adjournment thereof, upon the matters listed on the reverse side. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on the reverse side) PLEASE SIGN AND DATE AND RETURN THE PROXY CARD